Exhibit 23.3

                          Independent Auditors' Consent


The Board of Directors
Preferred Voice, Inc.

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated May 25, 2001, relating to the financial statements of Preferred Voice, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                        Philip Vogel & Co. PC


                                        /s/ Philip Vogel & Co. PC



Dallas, Texas
June 13, 2001